Exhibit 3.2

UNANIMOUS WRITTEN CONSENT IN LIEU OF A
MEETING OF THE BOARD
OF DIRECTORS OF
ECO BUILDING PRODUCTS, INC.

The undersigned, constituting the sole member of the Board of Directors (the “Board”), of Eco Building Products, Inc., a Colorado corporation (the “Company” or the “Corporation”), entitled to vote do hereby consent to, authorize and approve of, pursuant to Section 78.315 of the Colorado Revised Statutes, the adoption of the following resolutions in lieu of a meeting of the directors of the Corporation, which actions are deemed effective as of September 24, 2013:

WHEREAS, it is deemed to be in the best interest of the Corporation and its shareholders that the Corporation take the following actions.

WHEREAS, the Company’s shareholders have voted and approved the Board take the corporate actions described below,

NOW, THEREFORE BE IT RESOLVED, that the Board hereby authorizes the Company to file an amendment to its Certificate of Incorporation with the Secretary of State of Colorado to create 500,000,000 “blank check” preferred stock, par value $0.001 per share, which the Company may issue in one or more series, with such rights, preferences, privileges and restrictions as shall be later fixed by the Company’s Board (the “Preferred Stock”); and be it further

RESOLVED FURTHER, that the officers of the Corporation (each an “Officer” and collectively, the “Officers”) are, and each individually acting alone is hereby authorized and instructed, for and in the name of the Corporation, to execute and deliver all other agreements, schedules, exhibits and to take such other actions as may be necessary, appropriate or advisable to carry out the intent of the foregoing resolution; and be it

RESOLVED FURTHER, that all actions heretofore taken by the Officers, Directors, employees and agents of, and attorneys for, the Corporation in connection with the transactions contemplated by the foregoing resolutions be, and they hereby are, ratified, confirmed and approved in all respects.

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[SIGNATURE PAGE TO DIRECTOR’S RESOLUTION]

IN WITNESS WHEREOF, the undersigned has duly executed this Unanimous Written Consent on the 27 day of September 2013.

Steven Conboy, Director